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                                                                    EXHIBIT 99.3

                           DELTA BEVERAGE GROUP, INC.
                               OFFER TO EXCHANGE
                      $120,000,000 IN PRINCIPAL AMOUNT OF
                          9 3/4% SENIOR NOTES DUE 2003
                                      FOR
                      $120,000,000 IN PRINCIPAL AMOUNT OF
                          9 3/4% SENIOR NOTES DUE 2003


To Our Clients:

    Enclosed for your consideration are (i) a Prospectus dated ____________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and (ii) a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Delta Beverage Group, Inc. (the "Issuer") to exchange up to $120,000,000 in principal amount of its 93/4% Senior Notes Due 2003 (the "Initial Notes") for $120,000,000 in principal amount of its 93/4% Senior Notes Due 2003 (the "Exchange Notes").

    The material is being forwarded to you as the beneficial owner of Initial Notes held by us, Norwest Bank Minnesota, National Association, for your account or benefit but not registered in your name. A tender of any Initial Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Initial Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all Initial Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. WE URGE YOU TO READ CAREFULLY THE PROSPECTUS AND LETTER OF TRANSMITTAL BEFORE INSTRUCTING US TO TENDER YOUR INITIAL NOTES.

    YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN
ORDER TO PERMIT US TO TENDER INITIAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON _________________, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). INITIAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

    If you wish to have us tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.


                                     Page 1                         Exhibit 99.3

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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Delta Beverage Group, Inc.

    THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED AND TO DELIVER THE UNDERSIGNED'S CONSENT WITH RESPECT TO SUCH NOTES, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE STATEMENT AND THE LETTER OF TRANSMITTAL.

Box 1  / /    Please tender my Notes held by you for my account or benefit and deliver my Consent with respect to such Notes. I have identified on a signed schedule attached hereto the principal amount of Notes to be tendered, in integral multiples of $1,000, if I wish to tender less than all of my Notes.

Box 2  / /    Please do not tender any Notes held by you for my account or benefit and do not deliver my Consent.

Date:    ____________________


                                        ________________________________________
                                        ________________________________________
                                                      Signature(s)


                                        ________________________________________
                                        ________________________________________
                                               Please print name(s) here


___________________
Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all your Notes and to deliver your Consent with respect thereto.



                                     Page 2                         Exhibit 99.3